Exhibit n(vii) Under Form N-1A
                                               Exhibit 99 Under Item 601/Reg S-K
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                             Class f shares* exhbit To
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                                Multiple Class Plan

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class F Shares will consist of sales by financial intermediaries in consideration of a sales load paid by the principal underwriter and shareholder service fees to be paid by Federated Shareholder Service Co. Additionally, the principal underwriter will pay up to 100 basis points (1.00%) of the public offering price to financial intermediaries as an advance commission on sales. In consideration of advancing this payment, the principal underwriter will receive any contingent deferred sales charges paid upon redemption of Class F Shares and the 12b-1 fee on an ongoing basis. In connection with this arrangement Class F Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Class F Shares
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Sales Load             Up to 100 basis points (1.00%) of the public
                       offering price
Contingent Deferred    Up to 100 basis points (1.00%) of the lower of the
Sales Charge ("CDSC")  original purchase price or the redemption proceeds
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Class F Shares as described in Section 3 of the Plan

2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class F Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange Rights:   Class F Shares may be exchanged for Class F Shares of
                   any other Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated as a redemption and purchase.

1.
3.    EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations in sales load and contingent deferred sales charges are as follows:

(a)   basic sales load schedule *

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                           Sales Charge as         Sales Charge as a
   Purchase Amount:        Percentage of Offering  Percentage of NAV
                           Price
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   Less than $1 million    1.00%                   1.01%
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   $1 million or greater   0.00%                   0.00%
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   *  Applies to all Funds indicated on the attached Schedule, except Federated
   Limited Term Municipal Fund, which has no initial sales load.

(b)   CDSC SCHEDULE

   Unless otherwise indicated below, the Schedule of Contingent Deferred Sales Charges for each Fund is as follows:

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                                               Contingent Deferred Sales
Purchase Amount:                 Shares Held:  Charge:
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Under $2 million                 4 years or    1.00%**
                                 less
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$2 million but less than $5      2 years or    0.50%**
million                          less
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$ 5 million or greater           1 year or     0.25%**
                                 less
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**  Calculated using Share price at the time of original purchase or redemption, whichever is
lower.

   (C)      WAIVER OF SALES LOAD

     Upon notification to the Fund's principal underwriter or transfer agent, no sales load will be assessed on purchases of Class F Shares:

o    within 120 days of redeeming Shares of an equal or greater amount;

o    through  a  bank  trust  department,   a  registered   investment  adviser,
     retirement plans where the third party administrator has entered into certain arrangements with the principal underwriter or its affiliates, or any other investment professional, to the extent that no payments were advanced for purchases made through these entities or individuals;

o by Federated Life Members (Federated shareholders who originally were issued shares through the "Liberty Account", which was an account for the Liberty Family of Funds on February 28, 1987, or who invested through an affinity group prior to August 1, 1987, into the Liberty Account); and

o by Directors, Trustees, employees, and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells shares according to a sales agreement with the principal underwriter , and the immediate family members of the above persons.

   (D)      WAIVER OF CDSC

     Upon notification to the Fund's principal underwriter or transfer agent, no CDSC will be imposed on redemptions:

o following the death or post-purchase disability, as defined in Section 72(m) (7) of the Internal Revenue Code of 1986, of the last surviving shareholder;

o representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 1/2;

o of Shares that represent a reinvestment within 120 days of a previous redemption;

o of Shares held by Directors, Trustees, employees, and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, and the immediate family members of the above persons;

o    of  Shares  originally  purchased  through  a  bank  trust  department,   a
     registered investment adviser, retirement plans where the third party administrator has entered into certain arrangements with the principal underwriter or its affiliates, or any other investment professional, to the extent that no payments were advanced for purchases made through these entities;

o    of Shares purchased with reinvested dividends or capital gains;

o of Shares which were exchanged into another fund if the Shares were held for the applicable CDSC holding period (other than a money market fund); and

o representing a total or partial distribution from a qualified plan, which would not include account transfers, rollovers, or redemptions for the purpose of reinvestment. For these purposes, qualified plans would not include an Individual Retirement Account, Keogh Plan or custodial account following retirement.

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                                 Schedule of Funds
                              Offering Class F Shares
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The Funds set forth on this  Schedule each offer Class F Shares on the terms set forth in the Class F Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

CLASS F SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

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    Multiple Class Company                  Series               12b-1
                                                                   Plan
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Federated American Leaders                                       None
Fund, Inc.
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Federated Equity Income Fund,                                    0.25%
Inc
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Federated Fixed Income         Federated Limited Term Fund       0.15%
Securities, Inc.
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                               Federated Limited Term Municipal  0.15%
                               Fund
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                               Federated Strategic Income Fund   0.50%
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Federated Government Income                                      None
Securities, Inc.
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Federated Income Securities    Federated Capital Income Fund     0.25%
Trust
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                               Federated Fund for U.S.           0.25%
                               Government Securities
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Federated Investment Series    Federated Bond Fund               None
Funds, Inc.
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Federated Municipal                                              0.25%
Opportunities Fund, Inc.
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Federated Municipal            Federated Ohio Municipal Income   0.40%
Securities Income Trust        Fund
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Federated Capital Income                                         0.25%
Fund, Inc. (formerly
Federated Utility Fund, Inc.)
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